Exhibit 99.1

Execution Version

Loan Number:    1006379

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT is dated as of April 22, 2015 (this “Amendment”) by and among CUBESMART, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), CUBESMART, a real estate investment trust formed under the laws of the State of Maryland (the “Parent”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”), and each of the Lenders party to the Credit Agreement defined below (the “Lenders”).

WHEREAS, the Borrower, the Parent, the Lenders and the Administrative Agent are parties to that certain Credit Agreement dated as of December 9, 2011, as amended by that First Amendment to Credit Agreement dated as of April 5, 2012 and as amended by that certain Second Amendment to Credit Agreement date as of June 18, 2013 (as amended and in effect immediately prior to the date hereof, the “Credit Agreement”); and

WHEREAS, the Borrower, the Parent, the Lenders and the Administrative Agent desire to amend certain provisions of the Credit Agreement on the terms and conditions contained herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1.  Specific Amendments.  The parties hereto agree that the Credit Agreement is amended as follows:

(a)                                 The Credit Agreement is amended by restating the first WHEREAS clause in the Recitals as follows:

WHEREAS, the Administrative Agent and the Lenders desire to make available to the Borrower a revolving credit facility in the amount of $500,000,000, including a $15,000,000 letter of credit subfacility and a $50,000,000 swingline subfacility, a term loan facility in the amount of $100,000,000 and a delayed-draw term loan facility in the amount of $200,000,000, on the terms and conditions contained herein.

(b)                                 The Credit Agreement is amended by restating the definitions of “Applicable Margin”, “Capitalization Rate”, “Cash Collateralize”, “Collateral Account”, “Defaulting Lender”, “Development Property”, “Facility Fee”, “Fronting Exposure”, “Lender”, “Letter of Credit Liabilities”, “LIBOR”, “LIBOR Market Index Rate”, “Reimbursement Obligation”, “Requisite Lenders”, “Revolving Commitment”, “Supermajority Lenders”, “Swingline Commitment”, “Tranche B Term Loan”, “Transfer Authorizer Designation Form” and “Termination Date” in each case in Section 1.1 thereof as follows:

“Applicable Margin” means the percentage rate set forth below corresponding to the Level into which the Parent’s Credit Rating then falls.  Any change in the Parent’s Credit Rating which would cause it to move to a different Level shall be effective as of the first day of the first calendar month immediately following receipt by the Administrative Agent of written notice delivered by the Borrower in accordance with

Section 8.4.(o) that the Parent’s Credit Rating has changed; provided, however, if the Borrower has not delivered the notice required by such Section but the Administrative Agent becomes aware that the Parent’s Credit Rating has changed, then the Administrative Agent shall adjust the Level effective as of the first day of the first calendar month following the date the Administrative Agent becomes aware that the Parent’s Credit Rating has changed.  During any period that the Parent has received three Credit Ratings that are not equivalent, the Applicable Margin shall be determined based upon the Level corresponding with the lower of the two highest Credit Ratings.  During any period that the Parent has received two Credit Ratings that are not equivalent and both of those Credit Ratings are from S&P and Moody’s, the Applicable Margin shall be determined based upon the Level corresponding with the higher of the two Credit Ratings.  During any period that the Parent has received a Credit Rating from Fitch and from either S&P or Moody’s, but not both, and such Credit Ratings are not equivalent, the Applicable Margin shall be determined based upon the Level corresponding with the Credit Rating from S&P or Moody’s, as applicable.  During any period that the Parent has received a Credit Rating from from either S&P or Moody’s, but not both, the Applicable Margin shall be determined based upon the Level corresponding with the Credit Rating from S&P or Moody’s, as applicable.  During any period that the Parent has (a) not received a Credit Rating from any Rating Agency or (b) received a Credit Rating from only Fitch, then the Applicable Margin shall be determined based on Level 5.

Level	Parent’s Credit Rating (S&P/Moody’s/Fitch)	Applicable Margin for Revolving Loans	Applicable Margin for Term Loans
1	A-/A3/A- or better	0.875%	1.05%
2	BBB+/Baa1/BBB+	0.925%	1.15%
3	BBB/Baa2/BBB	1.10%	1.30%
4	BBB-/Baa3/BBB-	1.30%	1.50%
5	Lower than BBB-/Baa3/BBB-	1.60%	2.05%

“Capitalization Rate” means 7.25%.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for its benefit and the benefit of the Issuing Banks and the Lenders, as collateral for Letter of Credit Liabilities or obligations of Lenders to fund participations in respect of Letter of Credit Liabilities, cash or deposit account balances or, if the Administrative Agent and the applicable Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the applicable Issuing Bank.  “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Collateral Account” means a special non-interest bearing deposit account or securities account maintained by the Administrative Agent for the benefit of the Administrative Agent, the Issuing Banks and the Lenders under the sole dominion and control of the Administrative Agent.

“Defaulting Lender” means, subject to Section 3.11.(f), any Lender that (a) has failed to (i) fund all or any portion of its Loans within 2 Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the

Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Swingline Lender, any Issuing Bank or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swingline Loans) within 2 Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within 3 Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender.  Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 3.11.(f)) upon delivery of written notice of such determination to the Borrower, the Swingline Lender, the Issuing Banks and each Lender.

“Development Property” means a Property currently under development as a Storage Property that does not have an Occupancy Rate of 50% or more or, subject to the last sentence of this definition, on which the improvements (other than tenant improvements on unoccupied space) related to the development have not been completed.  A “Development Property” on which all improvements (other than tenant improvements on unoccupied space) related to the development of such Property have been completed for at least 36 months shall cease to constitute a “Development Property” notwithstanding the fact that such Property does not have an Occupancy Rate of at least 50%.

“Facility Fee” means the per annum percentage set forth in the table below corresponding to the Level at which the “Applicable Margin” is determined in accordance with the definition thereof:

Level	Facility Fee
1	0.125%
2	0.15%
3	0.15%
4	0.20%
5	0.25%

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Lender, (a) with respect to each Issuing Bank, such Defaulting Lender’s Commitment Percentage of the outstanding Letter of Credit Liabilities attributable to such Issuing Bank other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swingline Lender, such Defaulting Lender’s Commitment Percentage of outstanding Swingline Loans other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders.

“Lender” means each financial institution from time to time party hereto as a “Lender”, together with its respective successors and permitted assigns, and as the context requires, includes the Swingline Lender; provided, however, except as otherwise expressly provided herein, the term “Lender” shall not include any Lender or any of its Affiliates in such Person’s capacity as a Specified Derivatives Provider.  In addition, the term “Lender” shall be deemed to include a Lender in its capacity as an Issuing Bank in the following provisions of this Agreement: (a) the definitions of “Material Adverse Effect” and “Obligations”; (b) the last paragraph of Section 2.5.(a); (c) the introductory paragraph of Section 6.1.; and (d) each of Sections 2.13., 3.1., 4.1.(e), 10.1(d), 10.6.(a) and (b), 11.2., 11.6., 12.2., 12.4., 12.7., 12.8., 12.9., 12.15. and 12.17.

“Letter of Credit Liabilities” means, without duplication, at any time and in respect of any Letter of Credit, the sum of (a) the Stated Amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Borrower at such time due and payable in respect of all drawings made under such Letter of Credit.  For purposes of this Agreement, a Lender (other than a Lender in its capacity as an Issuing Bank of a Letter of Credit) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under Section 2.4.(i), and the Lender that is the Issuing Bank of such Letter of Credit shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in such Letter of Credit after giving effect to the acquisition by the Lenders (other than the Lender that is the Issuing Bank of such Letter of Credit) of their participation interests under such Section.

“LIBOR” means, with respect to any LIBOR Loan for any Interest Period, the rate of interest obtained by dividing (i) the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest

Period which appears on Reuters Screen LIBOR01 Page (or any applicable successor page) at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period by (ii) a percentage equal to 1 minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained with respect to Eurocurrency funding (currently referred to as “Eurocurrency liabilities”) as specified in Regulation D of the Board of Governors of the Federal Reserve System (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Loans is determined or any applicable category of extensions of credit or other assets which includes loans by an office of any Lender outside of the United States of America).  If, for any reason, the rate referred to in the preceding clause (i) does not appear on Reuters Screen LIBOR01 Page (or any applicable successor page), then the rate to be used for such clause (i) shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period.  Any change in the maximum rate or reserves described in the preceding clause (ii) shall result in a change in LIBOR on the date on which such change in such maximum rate becomes effective.  If LIBOR determined as provided above would be less than zero, LIBOR shall be deemed to be zero.

“LIBOR Market Index Rate” means, for any day, LIBOR as of that day that would be applicable for a LIBOR Loan having a one-month Interest Period determined at approximately 10:00 a.m. Central time for such day (rather than 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period as otherwise provided in the definition of “LIBOR”), or if such day is not a Business Day, the immediately preceding Business Day.  The LIBOR Market Index Rate shall be determined on a daily basis.

“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of the Borrower to reimburse an Issuing Bank for any drawing honored by such Issuing Bank under a Letter of Credit.

“Requisite Lenders” means, as of any date, Lenders holding at least 66-2/3% of the aggregate amount of the Commitments (not held by Defaulting Lenders who are not entitled to vote) and the outstanding principal amount of the Term Loans, or, if all of the Commitments have been terminated or reduced to zero, Lenders holding at least 66-2/3% of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities (not held by Defaulting Lenders who are not entitled to vote).  Commitments, Loans and Letter of Credit Liabilities held by Defaulting Lenders shall be disregarded when determining the Requisite Lenders.  At all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Lenders” shall mean not less than two Lenders.  For purposes of this definition, a Revolving Lender (other than the Swingline Lender) shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Revolving Commitment” means, as to each Lender (other than the Swingline Lender), such Lender’s obligation (a) to make Revolving Loans pursuant to Section 2.1., (b) to issue (in the case of an Issuing Bank) or participate in (in the case of the other Lenders) Letters of Credit pursuant to Section 2.4.(a) and 2.4.(i), respectively (but in the case of an Issuing Bank excluding the aggregate amount of participations in the Letters of Credit held by the other Lenders) and (c) to participate in Swingline Loans pursuant to Section 2.3.(e), in each case, in an amount up to, but not exceeding, the amount set forth for such Lender on Schedule 1.1.(B) as such Lender’s “Revolving Commitment Amount” or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be reduced from time to time pursuant to Section 2.12. or as appropriate to reflect any assignments to or by such Lender effected in accordance with Section 12.5.

“Supermajority Lenders” means, as of any date, Lenders holding at least 75% of the aggregate amount of the Commitments (not held by Defaulting Lenders who are not entitled to vote) and the outstanding principal amount of the Term Loans, or if all the Commitments have been terminated or reduced to zero, Lenders holding at least 75% of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities (not held by Defaulting Lenders who are not entitled to vote).  Commitments, Loans and Letter of Credit Liabilities held by Defaulting Lenders shall be disregarded when determining the Supermajority Lenders.  At all times when two or more Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Supermajority Lenders” shall mean not less than two Lenders.  For purposes of this definition, a Revolving Lender (other than the Swingline Lender) shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Swingline Commitment” means the Swingline Lender’s obligation to make Swingline Loans pursuant to Section 2.3. in an amount up to, but not exceeding, $50,000,000, as such amount may be reduced from time to time in accordance with the terms hereof.

“Tranche B Term Loan” means a loan made by a Lender to the Borrower pursuant to Section 2.2.(b) or Section 2.16.

“Transfer Authorizer Designation Form” means that certain Transfer Authorizer Designation Form executed in connection with the first Credit Event as further described in Section 5.1(a)(iv).

“Termination Date” means, (a) with respect to the Revolving Loans and the Revolving Commitments, April 22, 2020, (b) with respect to the Tranche A Term Loans, December 8, 2014 and (c) with respect to the Tranche B Term Loans, January 31, 2019.

(c)                              The Credit Agreement is further amended by adding the following new definitions of “Additional Term Loans”, “Disbursement Instruction Agreement”, “Issuing Bank”, “Pro Rata Share”, “Requisite Revolving Lenders”, “Resigning Lender”, “Revolving Lender” “Swingline Availability”, “Term Loan Lender” and “Third Amendment Effective Date” in the correct alphabetical order in Section 1.1 thereof:

“Additional Term Loans” has the meaning given that term in Section 2.16.

“Disbursement Instruction Agreement” means an agreement substantially in the form of Exhibit M to be executed and delivered by the Borrower, as the same may be amended, restated or modified with the prior written approval of the Administrative Agent.

“Issuing Bank” means each of Wells Fargo and Bank of America, N.A., in its capacity as an issuer of Letters of Credit pursuant to Section 2.4.

“Pro Rata Share” means, as to each Lender, the ratio, expressed as a percentage of (a)(i) the aggregate amount of such Lender’s Revolving Commitment plus (ii) the aggregate amount of such Lender’s outstanding Term Loans to (b)(i) the aggregate amount of the Revolving Commitments of all Lenders plus (ii) the aggregate principal amount of all outstanding Term Loans; provided, however, that if at the time of determination the Revolving Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the ratio, expressed as a percentage of (A) the sum of the aggregate principal amount of all outstanding Revolving Loans, Term Loans, Swingline Loans and Letter of Credit Liabilities owing to such Lender as of such date to (B) the sum of the aggregate principal amount of all outstanding Revolving Loans, Term Loans, Swingline Loans and Letter of Credit Liabilities.  If at the time of determination the Revolving Commitments have terminated and there are no outstanding Loans or Letter of Credit Liabilities, then the Pro Rata Shares of the Lenders shall be determined as of the most recent date on which Revolving Commitments were in effect or Loans or Letters of Credit Liabilities were outstanding.  For purposes of this definition, a Revolving Lender shall be deemed to hold a Swingline Loan or a Letter of Credit Liability to the extent such Revolving Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Requisite Revolving Lenders” means, as of any date, (a) Revolving Lenders  holding at least 66-2/3% of the aggregate amount of the Revolving Commitments of all Revolving Lenders, or (b) if the Revolving Commitments have been terminated or reduced to zero, the Revolving Lenders holding at least 66-2/3% of the principal amount of the aggregate outstanding Revolving Loans and Swingline Loans and Letter of Credit Liabilities; provided that (i) in determining such percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded, and (ii) at all times when two or more Revolving Lenders (excluding Defaulting Lenders) are party to this Agreement, the term “Requisite Revolving Lenders” shall in no event mean less than two Revolving Lenders.  For purposes of this definition, a Revolving Lender (other than the Swingline Lender) shall be deemed to hold a Swingline Loan or a Letter of Credit Liability, in each case, to the extent such Revolving Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Resigning Lender” has the meaning given that term in Section 11.8.

“Revolving Lender” means a lender having a Revolving Commitment, or if the Revolving Commitments have been terminated, holding any Revolving Loans.”

“Swingline Availability” has the meaning given that term in Section 2.3.

“Term Loan Lender” means a Lender holding a Term Loan.

“Third Amendment Effective Date” means April 22, 2015.

(d)                                 The Credit Agreement is further amended by restating the last sentence of Section 2.1.(c) thereof in its entirety to read as follows:

Subject to satisfaction of the applicable conditions set forth in Article V. for such borrowing, the Administrative Agent will make the proceeds of such borrowing available to the Borrower no later than 2:00 p.m. on the date specified by the Borrower in such Notice of Borrowing and in the account specified in the Disbursement Instruction Agreement.

(e)                                  The Credit Agreement is further amended by restating Section 2.3.(a) thereof in its entirety to read as follows:

(a)                                 Swingline Loans.  Subject to the terms and conditions hereof, including without limitation, Section 2.15., during the period from the Effective Date to but excluding the Swingline Termination Date, the Swingline Lender agrees to make Swingline Loans to the Borrower in an aggregate principal amount at any one time outstanding up to, but not exceeding, the lesser of (such lesser amount herein the “Swingline Availability”) (i) the amount of the Swingline Commitment and (ii) the Revolving Commitment of the Swingline Lender in its capacity as a Lender minus the aggregate outstanding principal amount of Revolving Loans of the Swingline Lender in its capacity as a Revolving Lender.  If at any time the aggregate principal amount of the Swingline Loans outstanding at such time exceeds the Swingline Availability in effect at such time, the Borrower shall immediately pay the Administrative Agent for the account of the Swingline Lender the amount of such excess.  Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Swingline Loans hereunder.

(f)                                   The Credit Agreement is further amended by restating Section 2.4. thereof in its entirety to read as follows:

Section 2.4.  Letters of Credit.

(a)                                 Letters of Credit.  Subject to the terms and conditions of this Agreement, including without limitation, Section 2.15., each Issuing Bank, on behalf of the Revolving Lenders, agrees to issue for the account of the Borrower during the period from and including the Effective Date to, but excluding, the date 30 days prior to the Termination Date for Revolving Loans and Revolving Commitments one or more standby letters of credit (each a “Letter of Credit”) up to a maximum aggregate Stated Amount at any one time outstanding not to exceed the L/C Commitment Amount; provided, that an Issuing Bank shall not be obligated to issue any Letter of Credit if, after giving effect to such issuance, the aggregate Stated Amount of Letters of Credit issued by such Issuing Bank would exceed the lesser of (i) 50.0% of the L/C Commitment

Amount and (ii) the Revolving Commitment Amount of such Issuing Bank in its capacity as a Revolving Lender.

(b)                                 Terms of Letters of Credit.  At the time of issuance, the amount, form, terms and conditions of each Letter of Credit, and of any drafts or acceptances thereunder, shall be subject to approval by the applicable Issuing Bank and the Borrower.  Notwithstanding the foregoing, in no event may (i) the expiration date of any Letter of Credit extend beyond the date that is 30 days prior to the Termination Date for Revolving Loans and Revolving Commitments or (ii) any Letter of Credit have a duration in excess of one year; provided, however, a Letter of Credit may contain a provision providing for the automatic extension of the expiration date in the absence of a notice of non-renewal from the applicable Issuing Bank but in no event shall any such provision permit the extension of the current expiration date of such Letter of Credit beyond the earlier of (x) the date that is 30 days prior to the Termination Date for Revolving Loans and Revolving Commitments and (y) the date one year after the current expiration date.

(c)                                  Requests for Issuance of Letters of Credit.  The Borrower shall give an Issuing Bank and the Administrative Agent written notice at least 5 Business Days (or such shorter period as may be acceptable to the Administrative Agent and such Issuing Bank in their sole discretion) prior to the requested date of issuance of a Letter of Credit, such notice to describe in reasonable detail the proposed terms of such Letter of Credit and the nature of the transactions or obligations proposed to be supported by such Letter of Credit, and in any event shall set forth with respect to such Letter of Credit the proposed (i) initial Stated Amount, (ii) beneficiary, and (iii) expiration date.  The Borrower shall also execute and deliver such customary applications and agreements for standby letters of credit, and other forms as reasonably requested from time to time by the applicable Issuing Bank.  Provided the Borrower has given the notice prescribed by the first sentence of this subsection and delivered such applications and agreements referred to in the preceding sentence, subject to the other terms and conditions of this Agreement, including the satisfaction of any applicable conditions precedent set forth in Section 5.2., the applicable Issuing Bank shall issue the requested Letter of Credit on the requested date of issuance for the benefit of the stipulated beneficiary but in no event prior to the date 5 Business Days (or such shorter period as may be acceptable to the Administrative Agent and such Issuing Bank in their sole discretion) following the date after which such Issuing Bank has received all of the items required to be delivered to it under this subsection.  An Issuing Bank shall not at any time be obligated to issue any Letter of Credit if such issuance would conflict with, or cause the Issuing Bank or any Revolving Lender to exceed any limits imposed by, any Applicable Law.  References herein to “issue” and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any outstanding Letters of Credit, unless the context otherwise requires.  Upon the written request of the Borrower, the applicable Issuing Bank shall deliver to the Borrower a copy of each issued Letter of Credit issued by it within a reasonable time after the date of issuance thereof.  To the extent any term of a Letter of Credit Document (excluding any certificate or other document presented by a beneficiary in connection with a drawing under such Letter of Credit) is inconsistent with a term of any Loan Document, the term of such Loan Document shall control.

(d)                                 Reimbursement Obligations.  Upon receipt by an Issuing Bank from the beneficiary of a Letter of Credit of any demand for payment under such Letter of Credit and such Issuing Bank’s determination that such demand for payment complies with the requirements of such Letter of Credit, such Issuing Bank shall promptly notify the Borrower and the Administrative Agent of the amount to be paid by such Issuing Bank as a result of such demand and the date on which payment is to be made by such Issuing Bank to such beneficiary in respect of such demand; provided, however, that an Issuing Bank’s failure to give, or delay in giving, such notice shall not discharge the Borrower in any respect from the applicable Reimbursement Obligation.  The Borrower hereby absolutely, unconditionally and irrevocably agrees to pay and reimburse each Issuing Bank for the amount of each demand for payment under each Letter of Credit issued by such Issuing Bank at or prior to the date on which payment is to be made by such Issuing Bank to the beneficiary thereunder, without presentment, demand, protest or other formalities of any kind (other than notice as provided in this subsection).  Upon receipt by an Issuing Bank of any payment in respect of any Reimbursement Obligation, such Issuing Bank shall promptly pay to the Administrative Agent for the account of each Revolving Lender that has acquired a participation therein under the second sentence of Section 2.4.(i) such Lender’s Commitment Percentage of such payment.

(e)                                  Manner of Reimbursement.  Upon its receipt of a notice referred to in the immediately preceding subsection (d), the Borrower shall advise the Administrative Agent and the applicable Issuing Bank whether or not the Borrower intends to borrow hereunder to finance its obligation to reimburse such Issuing Bank for the amount of the related demand for payment and, if it does, the Borrower shall submit a timely request for such borrowing as provided in the applicable provisions of this Agreement.  If the Borrower fails to so advise the Administrative Agent and the applicable Issuing Bank, or if the Borrower fails to reimburse the applicable Issuing Bank for a demand for payment under a Letter of Credit by the date of such payment, the failure of which the applicable Issuing Bank shall promptly notify the Administrative Agent, then (i) if the applicable conditions contained in Article V. would permit the making of Revolving Loans, the Borrower shall be deemed to have requested a borrowing of Revolving Loans (which shall be Base Rate Loans) in an amount equal to the unpaid Reimbursement Obligation and the Administrative Agent shall give each Revolving Lender prompt notice of the amount of the Revolving Loan to be made available to the Administrative Agent not later than 1:00 p.m. Eastern time and (ii) if such conditions would not permit the making of Revolving Loans, the provisions of subsection (j) of this Section shall apply.  The limitations of Section 3.5.(a) shall not apply to any borrowing of Revolving Loans under this subsection.

(f)                                   Effect of Letters of Credit on Revolving Commitments.  Upon the issuance by an Issuing Bank of a Letter of Credit and until such Letter of Credit shall have expired or been cancelled, the Revolving Commitment of each Revolving Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Lender’s Commitment Percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) any related Reimbursement Obligations then outstanding.

(g)                                  Issuing Banks’ Duties Regarding Letters of Credit; Unconditional Nature of Reimbursement Obligations.  In examining documents presented in connection with drawings under Letters of Credit and making payments under Letters of Credit issued by an Issuing Bank against such documents, such Issuing Bank shall only be required to use the same standard of care as it uses in connection with examining documents presented in connection with drawings under letters of credit in which it has not sold participations and making payments under such letters of credit.  The Borrower assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit.  In furtherance and not in limitation of the foregoing, none of the Issuing Banks, the Administrative Agent or any of the Lenders shall be responsible for, and the Borrower’s obligations in respect of the Letters of Credit shall not be affected in any manner by, any of the following except to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent, an Issuing Bank or a Lender, as applicable, as determined by a court of competent jurisdiction in a final, non-appealable judgment: (i) the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and issuance of or any drawing honored under any Letter of Credit even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to draw upon such Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telex, telecopy, electronic mail or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit, or of the proceeds thereof; (vii) the misapplication by the beneficiary of any Letter of Credit or of the proceeds of any drawing under any Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Issuing Banks, the Administrative Agent or the Lenders.  None of the above shall affect, impair or prevent the vesting of any of the Issuing Banks’, the Administrative Agent’s or any Lender’s rights or powers hereunder.  Any action taken or omitted to be taken by an Issuing Bank under or in connection with any Letter of Credit issued by such Issuing Bank, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable judgment), shall not create against such Issuing Bank any liability to the Borrower, the Administrative Agent or any Lender.  In this connection, the obligation of the Borrower to reimburse an Issuing Bank for any drawing made under any Letter of Credit issued by such Issuing Bank, and to repay any Revolving Loan made pursuant to the second sentence of the preceding subsection (e), shall be absolute, unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement and any other applicable Letter of Credit Document under all circumstances whatsoever, including without limitation, the following circumstances:  (A) any lack of validity or enforceability of any Letter of Credit Document or any term or provisions therein; (B) any amendment or waiver of or any consent to departure from all or any of the Letter of Credit Documents; (C) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against such Issuing Bank, any other Issuing Bank, the Administrative Agent, any Lender, any beneficiary of a Letter of Credit or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or in the Letter of Credit Documents or any unrelated transaction; (D) any breach of contract or dispute between the Borrower, such Issuing Bank, any other Issuing Bank, the Administrative Agent, any Lender or any other Person; (E) any demand, statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein or made in connection therewith being untrue or inaccurate in any respect whatsoever; (F) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; (G) payment by such Issuing Bank under any Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; and (H) any other act, omission to act, delay or circumstance whatsoever that might, but for the provisions of this Section, constitute a legal or equitable defense to or discharge of the Borrower’s Reimbursement Obligations.  Notwithstanding anything to the contrary contained in this Section or Section 12.9., but not in limitation of the Borrower’s unconditional obligation to reimburse an Issuing Bank for any drawing made under a Letter of Credit as provided in this Section and to repay any Revolving Loan made pursuant to the second sentence of the preceding subsection (e), the Borrower shall have no obligation to indemnify the Administrative Agent, an Issuing Bank or any Lender in respect of any liability incurred by the Administrative Agent, such Issuing Bank or such Lender arising solely out of the gross negligence or willful misconduct of the Administrative Agent, such Issuing Bank or such Lender in respect of a Letter of Credit as determined by a court of competent jurisdiction in a final, non-appealable judgment.  Except as otherwise provided in this Section, nothing in this Section shall affect any rights the Borrower may have with respect to the gross negligence or willful misconduct of the Administrative Agent, an Issuing Bank or any Lender with respect to any Letter of Credit.

(h)                                 Amendments, Etc.  The issuance by an Issuing Bank of any amendment, supplement or other modification to any Letter of Credit issued by such Issuing Bank shall be subject to the same conditions applicable under this Agreement to the issuance of new Letters of Credit (including, without limitation, that the request therefor be made through the applicable Issuing Bank and the Administrative Agent), and no such amendment, supplement or other modification shall be issued unless either (i) the respective Letter of Credit affected thereby would have complied with such conditions had it originally been issued hereunder in such amended, supplemented or modified form or (ii) the Administrative Agent and the Revolving Lenders, if any, required by Section 12.6. shall have consented thereto.  In connection with any such amendment, supplement or other modification, the Borrower shall pay the fee, if any, payable under the last sentence of Section 3.6.(c).

(i)                                     Revolving Lenders’ Participation in Letters of Credit.  Immediately upon the issuance by an Issuing Bank of any Letter of Credit each Revolving Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased and received from such Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Lender’s Commitment Percentage of the liability of such Issuing Bank with respect to such Letter of Credit and each Revolving Lender thereby shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and shall be unconditionally obligated to such Issuing Bank to pay and discharge when due, such Lender’s Commitment Percentage of such Issuing Bank’s liability under such Letter of Credit.  In addition, upon the making of each payment by a Revolving Lender to the Administrative Agent for the account of an Issuing Bank in respect of any Letter of Credit issued by it pursuant to the immediately following subsection (j), such Lender shall, automatically and without any further action on the part of such Issuing Bank, the Administrative Agent or such Lender, acquire (i) a participation in an amount equal to such payment in the Reimbursement Obligation owing to such Issuing Bank by the Borrower in respect of such Letter of Credit and (ii) a participation in a percentage equal to such Lender’s Commitment Percentage in any interest or other amounts payable by the Borrower in respect of such Reimbursement Obligation (other than the Fees payable to such Issuing Bank pursuant to the third and last sentences of Section 3.6.(c)).

(j)                                    Payment Obligation of Revolving Lenders.  Each Revolving Lender severally agrees to pay to the Administrative Agent, for the account of each Issuing Bank, on demand in immediately available funds in Dollars the amount of such Lender’s Commitment Percentage of each drawing paid by such Issuing Bank under each Letter of Credit issued by it to the extent such amount is not reimbursed by the Borrower pursuant to Section 2.4.(d); provided, however, that in respect of any drawing under any Letter of Credit, the maximum amount that any Revolving Lender shall be required to fund, whether as a Revolving Loan or as a participation, shall not exceed such Lender’s Commitment Percentage of such drawing except as otherwise provided in Section 3.11.  If the notice referenced in the second sentence of Section 2.4.(e) is received by a Revolving Lender not later than 11:00 a.m. Eastern time, then such Lender shall make such payment available to the Administrative Agent not later than 2:00 p.m. Eastern time on the date of demand therefor; otherwise, such payment shall be made available to the Administrative Agent not later than 1:00 p.m. Eastern time on the next succeeding Business Day.  Each Revolving Lender’s obligation to make such payments to the Administrative Agent under this subsection, and the Administrative Agent’s right to receive the same for the account of the applicable Issuing Bank, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Revolving Lender to make its payment under this subsection, (ii) the financial condition of the Borrower or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 10.1.(f) or 10.1.(g) or (iv) the termination of the Revolving Commitments.  Each such payment to the Administrative Agent for the account of the applicable Issuing Bank shall be made without any offset, abatement, withholding or deduction whatsoever.

(k)                                 Information to Lenders. Promptly following any change in Letters of Credit outstanding, the applicable Issuing Banks shall deliver to the Administrative Agent, which shall promptly deliver the same to each Revolving Lender and the Borrower, a notice describing the aggregate amount of all Letters of Credit issued by such Issuing Bank outstanding at such time.  Upon the request of any Revolving Lender from time to time, an Issuing Bank shall deliver any other information reasonably requested by such Lender with respect to such Letter of Credit that is the subject of the request.  Other than as set forth in this subsection, the Issuing Banks and the Administrative Agent shall have no duty to notify the Lenders regarding the issuance or other matters regarding Letters of Credit issued hereunder.  The failure of any Issuing Bank or the Administrative Agent to perform its requirements under this subsection shall not relieve any Revolving Lender from its obligations under Section 2.4.(j).

(g)                                  The Credit Agreement is further amended by restating Section 2.14. thereof in its entirety to read as follows:

Section 2.14.  [Reserved].

(h)                                 The Credit Agreement is further amended by restating Section 2.15. thereof in its entirety to read as follows:

Section 2.15.  Amount Limitations.

Notwithstanding any other term of this Agreement or any other Loan Document, (a) no Lender shall be required to make a Revolving Loan, no Issuing Bank shall be required to issue, increase or extend a Letter of Credit and no reduction of the Revolving Commitments pursuant to Section 2.12. shall take effect, if immediately after the making of such Loan, the issuance, increase or extension of such Letter of Credit or such reduction in the Revolving Commitments, the aggregate principal amount of all outstanding Revolving Loans, together with the aggregate principal amount of all outstanding Swingline Loans and the aggregate amount of all Letter of Credit Liabilities, would exceed the aggregate amount of the Revolving Commitment at such time or (b) no Lender shall be required to make a Tranche B Term Loan, if immediately after the making of such Loan, the aggregate principal amount of all outstanding Tranche B Term Loans would exceed the aggregate amount of the Tranche B Term Loan Commitments at such time.

(i)                                     The Credit Agreement is further amended by restating Section 2.16. thereof in its entirety to read as follows:

Section 2.16.  Increase in Revolving Commitments; Additional Term Loans.

The Borrower shall have the right at any time and from time to time (i) during the period beginning on the Effective Date to but excluding the Termination Date for Revolving Loans and Revolving Commitments to request increases in the aggregate amount of the Revolving Commitments and (ii) during the period from the Effective Date to but excluding the Termination Date for Tranche B Term Loans to request the making of additional Tranche B Term Loans (“Additional Term Loans”), in each case, by providing written notice to the Administrative Agent, which notice shall be irrevocable once given; provided, however, that after giving effect to any such increases of the Revolving Commitments and the making of the Additional Term Loans, the aggregate amount of the Revolving Commitments and the aggregate outstanding principal balance of Tranche B Term Loans shall not exceed $1,000,000,000 (less the aggregate amount of reductions of Revolving Commitments effected pursuant to Section 2.12. and any prepayments of Tranche B Term Loans).  Each such increase in the Revolving Commitments or borrowing of Additional Term Loans must be an aggregate minimum amount of $25,000,000 and integral multiples of $10,000,000 in excess thereof.  The Borrower may invite any Lender and/or any Affiliate of any Lender and/or any other Person (other than the Borrower or any of the Borrower’s Affiliates or Subsidiaries) to provide an increase in its Revolving Commitments or make Additional Term Loans or a new Revolving Commitment, as the case may be.  No Lender shall be obligated in any way whatsoever to increase its Revolving Commitment, to provide a new Revolving Commitment or to make an Additional Term Loan, and any new Lender becoming a party to this Agreement in connection with any such requested increase of the Revolving Commitments or making of Additional Term Loans must be an Eligible Assignee.  If a new Revolving Lender becomes a party to this Agreement, or if any existing Revolving Lender is increasing its Revolving Commitment, such Lender shall on the date it becomes a Revolving Lender hereunder (or in the case of an existing Revolving Lender, increases its Revolving Commitment) (and as a condition thereto) purchase from the other Revolving Lenders its Commitment Percentage (determined with respect to the Revolving Lenders’ respective Revolving Commitments and after giving effect to the increase of Revolving Commitments) of any outstanding Revolving Loans, by making available to the Administrative Agent for the account of such other Revolving Lenders, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such Lender, plus (B) the aggregate amount of payments previously made by the other Revolving Lenders under Section 2.4.(j) that have not been repaid, plus (C) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans.  The Borrower shall pay to the Revolving Lenders amounts payable, if any, to such Lenders under Section 4.4. as a result of the prepayment of any such Revolving Loans.  Effecting any increase of the Revolving Commitments or the making of Additional Term Loans under this Section is subject to the following conditions precedent:  (x) no Default or Event of Default shall be in existence on the effective date of such increase of the Revolving Commitments or making of Additional Term Loans or immediately after giving effect to such increase or the making of such Additional Term Loans, (y) the representations and warranties made or deemed made by the Borrower or any other Loan Party in any Loan Document to which such Loan Party is a party shall be true and correct in all material respects on the effective date of such increase of the Revolving Commitments or making of Additional Term Loans except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents, and (z)  the Administrative Agent shall have received each of the following, in form and substance satisfactory to the Administrative Agent:  (i) if not previously delivered to the Administrative Agent, copies certified by the Secretary or Assistant Secretary of (A) all corporate and other necessary action taken by the Borrower to authorize such increase of the Revolving Commitments or Additional Term Loans and (B) all corporate, partnership, member and other necessary action taken by each Guarantor authorizing the guaranty of such increase of the Revolving Commitments or Additional Term Loans; (ii) an opinion of counsel to the Borrower and the Guarantors, and addressed to the Administrative Agent, the Issuing Banks and the Lenders covering such matters as reasonably requested by the Administrative Agent; and (iii) (A) new Revolving Notes executed by the Borrower, payable to any new Revolving Lenders and replacement Revolving Notes executed by the Borrower, payable to any existing Revolving Lenders increasing their respective Revolving Commitments, in each case, in the amount of such Lender’s Revolving Commitment at the time of the effectiveness of the applicable increase in the aggregate amount of the Revolving Commitments unless such Lender has requested not to receive a Revolving Note and (B) new Tranche B Term Notes executed by the Borrower, payable to any new Term Loan Lenders, and replacement Tranche B Term Notes executed by the Borrower payable to any existing Term Loan Lenders making such Additional Term Loans, in each case, in the aggregate outstanding principal amount of such Term Loan Lender’s Tranche B Term Loan at the time of the making of such Additional Term Loans unless such Lender has requested not to receive any such Tranche B Term Note.  In connection with any increase in the aggregate amount of the Revolving Commitments or making of Additional Term Loans pursuant to this Section 2.16. any Lender becoming a party hereto shall execute such documents and agreements as the Administrative Agent may reasonably request.

(j)                                    The Credit Agreement is further amended by restating Section 2.17. thereof in its entirety to read as follows:

Section 2.17.  Funds Transfer Disbursements.

The Borrower hereby authorizes the Administrative Agent to disburse the proceeds of any Loan made by the Lenders or any of their Affiliates pursuant to the Loan Documents as requested by an authorized representative of the Borrower to any of the accounts designated in the Disbursement Instruction Agreement.

(k)                                 The Credit Agreement is further amended by restating clause (a) of Section 3.2. thereof in its entirety to read as follows:

(a) each borrowing from the Lenders under Section 2.1.(a), 2.3.(d) and 2.4.(e) shall be made from the Lenders, each payment of the Fees under Section 3.6.(b), under the first sentence of Section 3.6.(c) and under Section 3.6.(d) shall be made for the account of the Lenders, and each termination or reduction of the amount of the Revolving Commitments under Section 2.12. shall be applied to the respective Revolving Commitments of the Lenders, in each case pro rata according to the amounts of their respective Revolving Commitments and Tranche B Term Loan Commitments, as applicable;

(l)                                     The Credit Agreement is further amended by restating Section 3.5.(d) thereof in its entirety to read as follows:

(d)                                 Letters of Credit.  The initial Stated Amount of each Letter of Credit shall be at least $100,000 (or such lesser amount as may be acceptable to the Borrower, the Administrative Agent and the applicable Issuing Bank).

(m)                             The Credit Agreement is further amended by restating Section 3.6.(c) thereof in its entirety to read as follows:

(c)                                  Letter of Credit Fees.  The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a letter of credit fee at a rate per annum equal to the Applicable Margin in respect of Revolving Loans (or while an Event of Default exists, at a per annum rate equal to the Applicable Margin in respect of Revolving Loans plus 4.0%) times the daily average Stated Amount of each Letter of Credit for the period from and including the date of issuance of such Letter of Credit (x) through and including the date such Letter of Credit expires or is terminated or (y) to but excluding the date such Letter of Credit is drawn in full and is not subject to reinstatement, as the case may be.  The fees provided for in the immediately preceding sentence shall be nonrefundable and payable in arrears on (i) the last day of March, June, September and December in each year, (ii) the Termination Date for Revolving Loans and Revolving Commitments, (iii) the date the Revolving Commitments are terminated or reduced to zero and (iv) thereafter from time to time on demand of the Administrative Agent.  In addition, the Borrower shall pay to each Issuing Bank for its own account and not the account of any Lender, an issuance fee in respect of each Letter of Credit issued by such Issuing Bank equal to the greater of (i) $500 or (ii) one-eighth of one percent (0.125%) per annum on the initial Stated Amount of such Letter of Credit payable (A) for the period from and including the date of issuance of such Letter of Credit through and including the expiration date of such Letter of Credit and (B) if the expiration date of any Letter of Credit is extended (whether as a result of the operation of an automatic extension clause or otherwise), for the period from but excluding the previous expiration date to and including the extended expiration date.  The fees provided for in the immediately preceding sentence shall be nonrefundable and payable upon issuance (or in the case of an extension of the expiration date, on the previous expiration date).  The Borrower shall pay directly to each Issuing Bank from time to time on demand all commissions, charges, costs and expenses in the amounts customarily charged by such Issuing Bank from time to time in like circumstances with respect to the issuance of each Letter of Credit, drawings, amendments and other transactions relating thereto.

(n)                                 The Credit Agreement is further amended by restating Section 3.6.(d) thereof in its entirety to read as follows:

(d)                                 [Reserved].

(o)                                 The Credit Agreement is further amended by restating Section 3.11.(b) thereof in its entirety to read as follows:

(b)                                 Defaulting Lender Waterfall.  Any payment of principal, interest, Fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X. or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.3. shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to the Administrative Agent, an Issuing Bank or the Swingline Lender hereunder; third, in the case of a Defaulting Lender that is a Revolving Lender, to Cash Collateralize the Issuing Banks’ Fronting Exposures with respect to such Defaulting Lender in accordance with subsection (e) below; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) in the case of a Defaulting Lender that is a Revolving Lender, Cash Collateralize the Issuing Banks’ future Fronting Exposures with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with subsection (e) below; sixth, to the payment of any amounts owing to the Lenders, the Administrative Agent, the Issuing Banks or the Swingline Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, the Administrative Agent, an Issuing Bank or the Swingline

Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or amounts owing by such Defaulting Lender under Section 2.4.(j) in respect of Letters of Credit (such amounts “L/C Disbursements”), in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Article V. were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Revolving Loans and funded and unfunded participations in Letter of Credit Liabilities and Swingline Loans are held by the Revolving Lenders pro rata in accordance with their respective Commitment Percentages (determined without giving effect to subsection (d) of this Section 3.11.) and all Term Loans are held by the Term Loan Lenders pro rata as if there had been no Defaulting Lenders that are Term Loan Lenders.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this subsection shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(p)                                 The Credit Agreement is further amended by restating Section 3.11.(c)(iii) thereof in its entirety to read as follows:

(iii)                               With respect to any Fee not required to be paid to any Defaulting Lender pursuant to the immediately preceding clauses (i) or (ii), the Borrower shall (x) pay to each Non-Defaulting Lender that portion of any such Fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities or Swingline Loans that has been reallocated to such Non-Defaulting Lender pursuant to the immediately following subsection (d), (y) pay to each Issuing Bank and Swingline Lender, as applicable, the amount of any such Fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such Fee.

(q)                                 The Credit Agreement is further amended by restating Section 3.11.(d) thereof in its entirety to read as follows:

(d)                                 Reallocation of Participations to Reduce Fronting Exposure.  All or any part of such Defaulting Lender’s participation in Letter of Credit Liabilities and Swingline Loans shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Commitment Percentages (determined without regard to such Defaulting Lender’s Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Commitment.  No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(r)                                    The Credit Agreement is further amended by restating Section 3.11.(e) thereof in its entirety to read as follows:

(e)                                  Cash Collateral, Repayment of Swingline Loans.

(i)                                     If the reallocation described in the immediately preceding subsection (d) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Banks’ Fronting Exposures in accordance with the procedures set forth in this subsection.

(ii)                                  At any time that there shall exist a Defaulting Lender, within 1 Business Day following the written request of the Administrative Agent or any Issuing Bank (with a copy to the Administrative Agent), the Borrower shall Cash Collateralize such Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate Fronting Exposure of such Issuing Bank with respect to Letters of Credit issued by such Issuing Bank and outstanding at such time.

(iii)                               The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuing Banks, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Liabilities, to be applied pursuant to the immediately following clause (iv).  If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent and the Issuing Banks as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposure of the Issuing Banks with respect to Letters of Credit issued and outstanding at such time, the Borrower will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(iv)                              Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Liabilities (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(v)                                 Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Banks’ Fronting Exposures shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Lender), or (y) the determination by the Administrative Agent and the Issuing Banks that there exists excess Cash Collateral; provided that, subject to the immediately preceding subsection (b), the Person (if other than the Borrower) providing Cash Collateral and the Issuing Banks may agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall be remitted to the Borrower or as the Borrower otherwise directs

(s)                                   The Credit Agreement is further amended by restating Section 3.11.(f) thereof in its entirety to read as follows:

(f)                                   Defaulting Lender Cure.  If the Borrower, the Administrative Agent, the Issuing Banks and the Swingline Lender agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Revolving Lenders in accordance with their respective Commitment Percentages (determined without giving effect to the immediately preceding subsection (d)) and the Term Loans to be held by the Term Loan Lenders pro rata as if there had not been Defaulting Lenders that are Term Loan Lenders, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to Fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

(t)                                    The Credit Agreement is further amended by restating Section 3.11.(g) thereof in its entirety to read as follows:

(g)                                  New Swingline Loans/Letters of Credit.  So long as any Lender is a Defaulting Lender, (i) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (ii) no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

(u)                                 The Credit Agreement is further amended by restating Section 4.1.(d) thereof in its entirety to read as follows:

(d)                                 Additional Costs in Respect of Letters of Credit.  Without limiting the obligations of the Borrower under the preceding subsections of this Section (but without duplication), if as a result of any Regulatory Change or any risk-based capital guideline or other requirement heretofore or hereafter issued by any Governmental Authority there shall be imposed, modified or deemed applicable any tax, reserve, special deposit, capital adequacy or similar requirement against or with respect to or measured by reference to Letters of Credit and the result shall be to increase the cost to an Issuing Bank of issuing (or any Lender of purchasing participations in) or maintaining its obligation hereunder to issue (or purchase participations in) any Letter of Credit or reduce any amount receivable by an Issuing Bank or any Lender hereunder in respect of any Letter of Credit, then, upon demand by such Issuing Bank or such Lender, the Borrower shall pay promptly, and in any event within 3 Business Days of demand, to such Issuing Bank, or in the case of a Lender, to the Administrative Agent for the account of such Lender, as applicable, from time to time as specified by such Issuing Bank or a Lender, such additional amounts as shall be sufficient to compensate such Issuing Bank or such Lender for such increased costs or reductions in amount.

(v)                                 The Credit Agreement is further amended by restating Section 5.2. thereof in its entirety to read as follows:

Section 5.2.  Conditions Precedent to All Loans and Letters of Credit.

The obligations of the Lenders to make any Loans, and of the Issuing Banks to issue Letters of Credit, are all subject to the further condition precedent that: (a) no Default or Event of Default shall exist as of the date of the making of such Loan or date of issuance of such Letter of Credit or would exist immediately after giving effect thereto; (b) the representations and warranties made or deemed made by the Parent, the Borrower and each other Loan Party in the Loan Documents to which any of them is a party, shall be true and correct in all material respects on and as of the date of the making of such Loan or date of issuance of such Letter of Credit with the same force and effect as if made on and as of such date except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents and (c) in the case of the issuance of a Letter of Credit or the making of a Swingline Loan, no Lender shall be a Defaulting Lender; provided, however, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank may, in its sole and absolute discretion, waive this condition precedent on behalf of itself and all Lenders.  Each Credit Event shall constitute a certification by the Borrower to the effect set forth in clauses (a) and (b) of the preceding sentence (both as of the date of the giving of notice relating to such Credit Event and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of such Credit Event, as of the date of the occurrence of such Credit Event).  In addition, if such Credit Event is the making of a Loan or the issuance of a Letter of Credit, the Borrower shall be deemed to have represented to the Administrative Agent and the Lenders at the time such Loan is made or Letter of Credit issued that all conditions to the occurrence of such Credit Event contained in this Article V. have been satisfied.

(w)                               The Credit Agreement is further amended by replacing the reference to the number “45” in Section 8.4.(k) to a reference to the number “90”.

(x)                                 The Credit Agreement is further amended by restating Section 10.2.(a) thereof in its entirety to read as follows:

(a)                                 Acceleration; Termination of Facilities.

(i)                                     Automatic.  Upon the occurrence of an Event of Default specified in Section 10.1.(f) or 10.1.(g), (A)(i) the principal of, and all accrued interest on, the Loans and the Notes at the time outstanding, (ii) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such Event of Default for deposit into the Collateral Account pursuant to Section 10.6. and (iii) all of the other Obligations (other than obligations in respect of Derivatives Contracts), including, but not limited to, the other amounts owed to the Lenders, the Swingline Lender, the Issuing Banks and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents shall become immediately and automatically due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the Borrower and (B) all of the Commitments, the obligation of the Lenders to make Loans, the Swingline Commitment, the obligation of the Swingline Lender to make Swingline Loans, and the obligation of the Issuing Banks to issue Letters of Credit hereunder, shall all immediately and automatically terminate.

(ii)                                  Optional.  If any other Event of Default shall exist, the Administrative Agent may, and at the direction of the Requisite Lenders shall:  (A) declare (1) the principal of, and accrued interest on, the Loans and the Notes at the time outstanding, (2) an amount equal to the Stated Amount of all Letters of Credit outstanding as of the date of the occurrence of such other Event of Default for deposit into the Collateral Account pursuant to Section 10.6. and (3) all of the other Obligations (other than obligations in respect of Derivatives Contracts), including, but not limited to, the other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes or any of the other Loan Documents to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower and (B) terminate the Commitments, the Swingline Commitment, the obligation of the Lenders to make Loans hereunder and the obligation of the Issuing Banks to issue Letters of Credit hereunder.

(y)                                 The Credit Agreement is further amended by restating Section 10.3. thereof in its entirety to read as follows:

Section 10.3.  Remedies Upon Default.

Upon the occurrence of a Default specified in Section 10.1.(g), the Commitments and the obligation of the Issuing Banks to issue Letters of Credit shall immediately and automatically terminate.

(z)                                  The Credit Agreement is further amended by restating Section 10.5. thereof in its entirety to read as follows:

Section 10.5.  Allocation of Proceeds.

If an Event of Default exists, all payments received by the Administrative Agent (or any Lender as a result of its exercise of remedies permitted under Section 12.3.) under any of the Loan Documents in respect of any Obligations shall be applied in the following order and priority:

(a)                                 to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such, each Issuing Bank in its capacity as such and the Swingline Lender in its capacity as such, ratably among the Administrative Agent, the Issuing Banks and Swingline Lender in proportion to the respective amounts described in this clause (a) payable to them;

(b)                                 to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal and interest) payable to the Lenders under the Loan Documents, including attorney fees, ratably among the Lenders in proportion to the respective amounts described in this clause (b) payable to them;

(c)                                  to payment of that portion of the Obligations constituting accrued and unpaid interest on the Swingline Loans;

(d)                                 to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (d) payable to them;

(e)                                  to payment of that portion of the Obligations constituting unpaid principal of the Swingline Loans;

(f)                                   to payment of that portion of the Obligations constituting unpaid principal of the Loans, Reimbursement Obligations and other Letter of Credit Liabilities ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause (f) payable to them; provided, however, to the extent that any amounts available for distribution pursuant to this clause are attributable to the issued but undrawn amount of an outstanding Letter of Credit, such amounts shall be paid to the Administrative Agent for deposit into the Collateral Account;

(g)                                  payment of all other Obligations and other amounts due and owing by the Borrower and the other Loan Parties under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders; and

(h)                                 the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Applicable Law.

(aa)                          The Credit Agreement is further amended by restating Section 10.6.(c) of the Credit Agreement to read as follows:

(c)                                  If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower, the Issuing Banks and the Lenders authorize the Administrative Agent to use the monies deposited in the Collateral Account and proceeds thereof to reimburse the applicable Issuing Bank for the payment made by such Issuing Bank to the beneficiary with respect to such drawing.

(bb)                          The Credit Agreement is further amended by restating Section 10.6.(d) of the Credit Agreement to read as follows:

(d)                                 If an Event of Default exists, the Requisite Lenders may, in their discretion, at any time and from time to time, instruct the Administrative Agent to liquidate any such investments and reinvestments and apply proceeds thereof to the Obligations in accordance with Section 10.5.  Notwithstanding the foregoing, without the prior written consent of each Issuing Bank of each Letter of Credit then outstanding, the Administrative Agent shall not liquidate and release any such amounts if such liquidation or release would result in the amount available in the Collateral Account to be less than the Stated Amount of all Letters of Credit then outstanding.

(cc)                            The Credit Agreement is further amended by restating Section 10.8. of the Credit Agreement to read as follows:

Section 10.8.  Rights Cumulative.

(a)                                 Generally.  The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders under this Agreement, each of the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which any of them may otherwise have under Applicable Law.  In exercising their respective rights and remedies the Administrative Agent, the Issuing Banks and the Lenders may be selective and no failure or delay by the Administrative Agent, any Issuing Bank or any of the Lenders in exercising any right shall operate as a waiver of it, nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

(b)                                 Enforcement by Administrative Agent.  Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Article X. for the benefit of all the Lenders and the Issuing Banks; provided that the foregoing shall not prohibit (i) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (ii) any Issuing Bank or the Swingline Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank or Swingline Lender, as the case may be) hereunder or under the other Loan Documents, (iii) any Specified Derivatives Provider from exercising the rights and remedies that inure to its benefit under any Specified Derivatives Contract, (iv) any Lender from exercising setoff rights in accordance with Section 12.3. (subject to the terms of Section 3.3.), or (v) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Requisite Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Article X. and (y) in addition to the matters set forth in clauses (ii), (iv) and (v) of the preceding proviso and subject to Section 3.3., any Lender may, with the consent of the Requisite Lenders, enforce any rights and remedies available to it and as authorized by the Requisite Lenders.

(dd)                          The Credit Agreement is further amended by restating Section 11.5. of the Credit Agreement to read as follows:

Section 11.5.  Approvals of Lenders.

All communications from the Administrative Agent to any Lender requesting such Lender’s determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and, as appropriate, a brief summary of all oral information provided to the Administrative Agent by the Borrower in respect of the matter or issue to be resolved, and (d) shall include the Administrative Agent’s recommended course of action or determination in respect thereof.  Each Lender shall reply promptly, but in any event within 15 Business Days (or such lesser or greater period as may be specifically required under the Loan Documents) of receipt of such communication.  Except as otherwise provided in this Agreement, unless a Lender shall give written notice to the Administrative Agent that it specifically objects to the recommendation or determination of the Administrative Agent within the applicable time period for reply, such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination; provided, however, that this sentence shall not apply to amendments, waivers or consents that require the written consent of each Lender adversely affected thereby pursuant to Section 12.6.(b).

(ee)                            The Credit Agreement is further amended by restating Section 11.7. of the Credit Agreement to read as follows:

Section 11.7.  Indemnification of Administrative Agent.

Each Lender agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) pro rata in accordance with such Lender’s respective Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable out-of-pocket costs and expenses, or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent (in its capacity as Administrative Agent but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative

Agent under the Loan Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment or if the Administrative Agent fails to follow the written direction of the Requisite Lenders (or all of the Lenders if expressly required hereunder) unless such failure results from the Administrative Agent following the advice of counsel to the Administrative Agent of which advice the Lenders have received notice.  Without limiting the generality of the foregoing but subject to the preceding proviso, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), promptly upon demand for its Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of any out-of-pocket expenses (including counsel fees of the counsel(s) of the Administrative Agent’s own choosing) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Loan Documents and/or collect any Obligations, any “lender liability” suit or claim brought against the Administrative Agent and/or the Lenders, and any claim or suit brought against the Administrative Agent, and/or the Lenders arising under any Environmental Laws.  Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that the Administrative Agent is not so entitled to indemnification.  The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Agreement.  If the Borrower shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

(ff)                              The Credit Agreement is further amended by restating Section 11.8. of the Credit Agreement to read as follows:

Section 11.8.  Successor Administrative Agent.

The Administrative Agent may (i) resign as Administrative Agent under the Loan Documents at any time by giving written notice thereof to the Lenders and the Borrower or (ii) be removed as Administrative Agent under the Loan Documents if (x) the Administrative Agent is a Defaulting Lender or (y) for any acts or omissions of the Administrative Agent that constitute gross negligence or willful misconduct of the Administrative Agent, in each case by the Requisite Lenders (other than the Lender then acting as the Administrative Agent) upon not less than 30 days’ prior written notice to the Administrative Agent.  Upon any such resignation or removal, the Requisite Lenders (other than the Lender then acting as the Administrative Agent in the case of the removal of the Administrative Agent under the immediately preceding sentence) shall have the right to appoint a successor Administrative Agent which appointment shall, provided no

Default or Event of Default exists, be subject to the Borrower’s approval, which approval shall not be unreasonably withheld or delayed (except that the Borrower shall, in all events, be deemed to have approved each Lender and any of its Affiliates as a successor Administrative Agent).  If no successor Administrative Agent shall have been so appointed in accordance with the immediately preceding sentence, and shall have accepted such appointment, within thirty (30) days after the resigning Administrative Agent’s giving of notice of resignation or the Lenders’ removal of the Administrative Agent, then the resigning or removed Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be an Eligible Assignee; provided that if the Administrative Agent shall notify the Borrower and the Lenders that no Lender has accepted such appointment, then such resignation or removal shall nonetheless become effective in accordance with such notice and (1) the Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made to each Lender and the Issuing Banks directly, until such time as a successor Administrative Agent has been appointed as provided for above in this Section; provided, further that such Lenders and the Issuing Banks so acting directly shall be and be deemed to be protected by all indemnities and other provisions herein for the benefit and protection of the Administrative Agent as if each such Lender or Issuing Bank were itself the Administrative Agent.  Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Administrative Agent, and the retiring or removed Administrative Agent shall be discharged from its duties and obligations under the Loan Documents.  Such successor Administrative Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Administrative Agent, in either case, to assume effectively the obligations of the current Administrative Agent with respect to such Letters of Credit.  Any resignation by, or removal of, an Administrative Agent shall also constitute the resignation as an Issuing Bank and as the Swingline Lender by the Lender then acting as Administrative Agent (the “Resigning Lender”).  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder (i) the Resigning Lender shall be discharged from all duties and obligations of an Issuing Bank and the Swingline Lender hereunder and under the other Loan Documents and (ii) the successor Issuing Bank shall issue letters of credit in substitution for all Letters of Credit (which letters of credit issued in substitutions shall be deemed to be Letters of Credit issued hereunder) or make other arrangements satisfactory to the Resigning Lender to effectively assume the obligations of the Resigning Lender with respect to such Letters of Credit.  After any Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article XI. shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.  Notwithstanding anything contained herein to the contrary, the Administrative Agent may assign its rights and duties under the Loan Documents to any of its Affiliates by giving the Borrower and each Lender prior written notice.

(gg)                            The Credit Agreement is further amended by restating Borrower’s addresses for notices in Section 12.1 of the Credit Agreement to read as follows:

If to the Borrower:

CubeSmart, L.P.

c/o CubeSmart

5 Old Lancaster Road

Malvern, Pennsylvania 19355

Attn: Chief Financial Officer

Telephone: (610) 535-5000

Telecopy: (610) 535-5729

with a copy to:

CubeSmart, L.P.

c/o CubeSmart

5 Old Lancaster Road

Malvern, Pennsylvania 19355

Attn: Senior Vice President — Chief Legal Officer

Telephone: (610) 535-5765

Telecopy: (610) 535-5729

(hh)                          The Credit Agreement is further amended by restating Section 12.3. of the Credit Agreement to read as follows:

Section 12.3.  Setoff.

Subject to Section 3.3. and in addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, the Borrower hereby authorizes the Administrative Agent, each Issuing Bank, each Lender, and each Affiliate of the Administrative Agent, any Issuing Bank or any Lender, at any time while an Event of Default exists, without prior notice to the Borrower or to any other Person, any such notice being hereby expressly waived, but in the case of a Lender, an Issuing Bank or an Affiliate of a Lender or an Issuing Bank subject to receipt of the prior written consent of the Requisite Lenders exercised in their sole discretion, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Administrative Agent, such Issuing Bank, such Lender or any such Affiliate of the Administrative Agent, such Issuing Bank or such Lender, to or for the credit or the account of the Borrower against and on account of any of the Obligations, irrespective of whether or not any or all of the Loans and all other Obligations have been declared to be, or have otherwise become, due and payable as permitted by Section 10.2., and although such Obligations shall be contingent or unmatured.

(ii)                                  The Credit Agreement is further amended by restating Section 12.5.(b)(ii) of the Credit Agreement to read as follows:

(ii)                                  Proportionate Amounts.  Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations in respect of Term Loans, on the one hand, and Revolving Loans and Revolving Commitments, on the other hand, on a non-pro rata basis.

(jj)                                The Credit Agreement is further amended by restating Section 12.5.(b)(iii)(C) of the Credit Agreement to read as follows:

(C)                               the consent of each Issuing Bank and the Swingline Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of a Revolving Commitment if such assignment is to a Person that is not already a Revolving Lender, an Affiliate of such a Lender or an Approved Fund with respect to such a Lender.

(kk)                          The Credit Agreement is further amended by restating the first sentence of Section 12.5.(d) of the Credit Agreement to read as follows:

Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, (other than as provided pursuant to Section 12.5.(e)) sell participations to any Person (other than a natural person or the Borrower or any of the Borrower’s Affiliates or Subsidiaries or a Defaulting Lender) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Commitment, Tranche B Term Loan Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

(ll)                                  The Credit Agreement is further amended by restating Section 12.6.(b) of the Credit Agreement to read as follows:

(b)                                 Additional Lender Consents.  In addition to the foregoing requirements, no amendment, waiver or consent shall:

(i)                                     increase (or reinstate) the Commitments of a Lender or subject a Lender to any additional obligations without the written consent of such Lender or increase the aggregate Commitments other than in connection with an increase under Section 2.16. as provided therein;

(ii)                                  reduce the principal of, or interest that has accrued or the rates of interest that will be charged on the outstanding principal amount of, any Loans or other Obligations without the written consent of each Lender directly affected thereby; provided, however, only the written consent of the Requisite Lenders shall be required for the waiver of interest payable at the Post-Default Rate, retraction of the imposition of interest at the Post-Default Rate and amendment of the definition of “Post-Default Rate”;

(iii)                               reduce the amount of any Fees payable to a Lender without the written consent of such Lender;

(iv)                              modify clause (a) of the definition of “Termination Date” or “Commitment Percentage” or otherwise postpone any date fixed for, or forgive, any payment of principal of, or interest on, any Revolving Loans or for the payment of Fees or any other Obligations owing to the Revolving Lenders, or extend the expiration date of any Letter of Credit beyond the Termination Date for the Revolving Commitments and Revolving Loans, in each case, without the written consent of each Revolving Lender;

(v)                                 modify clause (b) of the definition of “Termination Date” or otherwise postpone any date fixed for, or forgive, any payment of principal of, or interest on, any Term Loans or for the payment of Fees or any other Obligations owing to the Term Loan Lenders, in each case, without the written consent of each Term Loan Lender;

(vi)                              while any Term Loans remain outstanding, amend, modify or waive (A) Section 5.2. or any other provision of this Agreement if the effect of such amendment, modification or waiver is to require the Revolving Lenders to make Revolving Loans when such Lenders would not otherwise be required to do so, (B) the amount of the Swingline Commitment or (C) the L/C Commitment Amount, in each case, without the prior written consent of the Requisite Revolving Lenders;

(vii)                           modify the definition of “Pro Rata Share” or amend or otherwise modify the provisions of Section 3.2. without the written consent of each Lender;

(viii)                        amend this Section or amend the definitions of the terms used in this Agreement or the other Loan Documents insofar as such definitions affect the substance of this Section, modify the definition of the terms “Requisite Lenders” or “Supermajority Lenders” or (except as otherwise provided in the immediately following clause (ix)), modify in any other manner the number or percentage of the Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof without the written consent of each Lender;

(ix)                              modify the definition of the term “Requisite Revolving Lenders” without the written consent of each Revolving Lender;

(x)                                 release any Guarantor from its obligations under the Guaranty (except as otherwise permitted under Section 7.12.(c)) without the written consent of each Lender; or

(xi)                              amend, or waive the Borrower’s compliance with, Section 2.15. without the written consent of each Revolving Lender.

(mm)                  The Credit Agreement is further amended by restating Section 12.6.(c) of the Credit Agreement to read as follows:

(c)                                  No amendment, waiver or consent, unless in writing and signed by the Administrative Agent, in such capacity, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of the Administrative Agent under this Agreement or any of the other Loan Documents.  Any amendment, waiver or consent relating to Section 2.3. or the obligations of the Swingline Lender under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of the Swingline Lender.  Any amendment, waiver or consent relating to Section 2.4. or the obligations of an Issuing Bank under this Agreement or any other Loan Document shall, in addition to the Lenders required hereinabove to take such action, require the written consent of such Issuing Bank.  Any amendment, waiver or consent with respect to any Loan Document that (i) diminishes the rights of a Specified Derivatives Provider in a manner or to an extent dissimilar to that affecting the Lenders or (ii) increases the liabilities or obligations of a Specified Derivatives Provider shall, in addition to the Lenders required hereinabove to take such action, require the consent of the Lender that is (or having an Affiliate that is) such Specified Derivatives Provider.  Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitments of any Defaulting Lender may not be increased, reinstated or extended without the written consent of such Defaulting Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the written consent of such Defaulting Lender.

(nn)                          The Credit Agreement is further amended by adding the following Section 12.6.(e) immediately after Section 12.6.(d):

(e)                                  Notwithstanding anything to the contrary in this Section 12.6., if the Administrative Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interests of the Lenders and the Issuing Banks.  Any such amendment shall become effective without any further action or consent of any of other party to this Agreement.

(oo)                          The Credit Agreement is further amended by restating Section 12.10. of the Credit Agreement to read as follows:

Section 12.10.  Termination; Survival.

This Agreement shall terminate at such time as (a) all of the Commitments have been terminated, (b) all Letters of Credit have terminated or expired (or the Borrower’s obligations in respect of all outstanding Letters of Credit have been cash collateralized on terms acceptable to the Administrative Agent and the applicable Issuing Banks and the Borrower has executed and delivered a reimbursement agreement in form and substance acceptable to the Administrative Agent and the applicable Issuing Banks and such other documents requested by the Administrative Agent and the applicable Issuing Banks evidencing the Borrower’s reimbursement obligations in respect of such Letters of Credit), (c) none of the Lenders is obligated any longer under this Agreement to make any Loans and (d) all Obligations (other than obligations which survive as provided in the following sentence) have been paid and satisfied in full.  The indemnities to which the Administrative Agent, the Lenders and the Swingline Lender are entitled under the provisions of Sections 3.12., 4.1., 4.4., 11.7., 12.2. and 12.9. and any other provision of this Agreement and the other Loan Documents, and the provisions of Section 12.4., shall continue in full force and effect and shall protect the Administrative Agent, the Lenders and the Swingline Lender (i) notwithstanding any termination of this Agreement, or of the other Loan Documents, against events arising after such termination as well as before and (ii) at all times after any such party ceases to be a party to this Agreement with respect to all matters and events existing on or prior to the date such party ceased to be a party to this Agreement.

(pp)                          The Credit Agreement is further amended by deleting Schedule 1.1.(B) attached thereto and replacing it with Schedule 1.1.(B) attached hereto.

(qq)                          The Credit Agreement is further amended by restating the address for notices on the signature page to Exhibit B attached thereto to read as follows:

Address for Notices:

c/o CUBESMART

5 Old Lancaster Road

Malvern, Pennsylvania 19355

Attn: Chief Financial Officer

Telephone: (610) 535-5000

Telecopy: (610) 535-5729

(rr)                                The Credit Agreement is further amended by restating in Exhibit G attached thereto (i) the reference to $20,000,000 in the header to read $50,000,000 and (ii) the first paragraph to read as follows:

FOR VALUE RECEIVED, the undersigned, CUBESMART, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”), hereby promises to pay to WELLS FARGO BANK, NATIONAL ASSOCIATION (the “Swingline Lender”) or its registered assigns at its address at 608 Second Avenue S., 11th Floor, Minneapolis, Minnesota 55402-1916, or at such other address as may be specified in writing by the Swingline Lender to the Borrower, the principal sum of FIFTY MILLION AND NO/100 DOLLARS ($50,000,000) (or such lesser amount as shall equal the aggregate unpaid principal amount of Swingline Loans made by the Swingline Lender to the Borrower under the Credit Agreement), on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount owing hereunder, at the rates and on the dates provided in the Credit Agreement.

(ss)                              The Credit Agreement is further amended by deleting Exhibit M attached thereto and replacing it with Exhibit M attached hereto.

Section 2.  Conditions Precedent.  The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)                                 The Administrative Agent shall have received a counterpart of this Amendment duly executed by the Borrower, the Parent, each of the Lenders and the Administrative Agent;

(b)                                 Revolving Notes executed by the Borrower, payable to each new Revolving Lender and each Revolving Lender whose Revolving Commitment is changing pursuant to this Amendment (but excluding any Revolving Lender that has elected not to receive Notes) and the Swingline Note executed by the Borrower;

(c)                                  Evidence that all upfront fees and expenses payable pursuant to the Fee Letter dated March 18, 2015 among the Borrower, Wells Fargo Bank, National Association, Wells Fargo Securities, LLC, Bank of America, N.A. and Merrill Lynch, Pierce Fenner & Smith Incorporated have been paid;

(d)                                 No Default or Event of Default shall exist;

(e)                                  An opinion of counsel to the Borrower and the other Loan Parties addressed to the Administrative Agent and the Lenders regarding such matters as the Administrative Agent may reasonably request;

(f)                                   A certificate of good standing (or certificate of similar meaning) with respect to each Loan Party issued as of a recent date by the Secretary of State of the state of formation of each such Loan Party;

(g)                                  A certificate of the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party certifying that either (i) there has been no change to (x) the by-laws of such Loan Party, if a corporation, the operating agreement, if a limited liability company, the partnership agreement, if a limited or general partnership, or other comparable document in the case of any other form of legal entity and (y) the certificate or articles of incorporation, articles of organization, certificate of limited partnership, declaration of trust or other comparable organizational instrument of such Loan Party, in each case since the Agreement Date or (ii) if they have changed, that the true, correct and complete by-laws, operating agreement, partnership agreement, articles of incorporation or organization or certificate of limited partnership, as the case may be, are attached;

(h)                                 Copies certified by the Secretary or Assistant Secretary (or other individual performing similar functions) of each Loan Party of all corporate, partnership, member or other necessary action taken by such Loan Party to authorize the execution and delivery of this Amendment and the performance of this Amendment and the Credit Agreement as amended by this Amendment;

(i)                                     A copy of a duly executed amendment to that certain Term Loan Agreement dated as of June 20, 2011 by and among the Borrower, the financial institutions party thereto, Wells Fargo Bank, as Administrative Agent, and the other parties thereto, which amendment amends the definitions of the terms “Capitalization Rate” and “Development Property”; and

(j)                                    Such other documents, instruments and agreements as the Administrative Agent may reasonably request.

Section 3.  Representations.  The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)                                 Authorization.  Each of the Parent and the Borrower, as applicable, has the right and power, and has taken all necessary action to authorize it, to execute and deliver this Amendment and to perform its obligations hereunder and under the Credit Agreement, as amended by this Amendment, in accordance with their respective terms.  This Amendment has been duly executed and delivered by a duly authorized officer of the Borrower and the Parent, as applicable, and each of this Amendment and the Credit Agreement, as amended by this Amendment, is a legal, valid and binding obligation of the Borrower and the Parent, as applicable, enforceable against such Person in accordance with its respective terms.

(b)                                 Compliance with Laws.  The execution and delivery by the Borrower and the Parent, as applicable, of this Amendment and the performance by the Borrower and the Parent, as applicable, of this Amendment and the Credit Agreement, as amended by this Amendment, in accordance with their respective terms, do not and will not, by the passage of time, the giving of notice or otherwise:  (i) require any Government Approvals or violate any Applicable Laws (including all Environmental Laws) relating to the Parent, the Borrower or any other Loan Party; (ii) conflict with, result in a breach of or constitute a default under the organizational documents of the Parent, the Borrower or any other Loan Party, or any indenture, agreement or other instrument to which the Parent, the Borrower or any other Loan Party is a party or by which it or any of its respective properties may be bound; or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Parent, the Borrower or any other Loan Party.

(c)                                  Reaffirmation.  As of the date of this Amendment and immediately after giving effect to this Amendment, all representations and warranties of each Loan Party set forth in the Loan Documents are true and correct in all material respects (except to the extent that any such representation or warranty expressly relates to a specified earlier date, in which case such representation or warranty shall be true and correct as of such earlier date) and except for changes in factual circumstances not prohibited under the Loan Documents.

(d)                                 No Default.  As of the date hereof and immediately after giving effect to this Amendment no Default or Event of Default shall exist.

Section 4.  Reaffirmation of Guaranty.  The Parent hereby reaffirms its continuing obligations to the Administrative Agent and the Lenders under the Guaranty and agrees that the transactions contemplated by this Amendment shall not in any way affect the validity and enforceability of the Guaranty, or reduce, impair or discharge the obligations of the Parent thereunder.

Section 5.  Payment of Fees and Expenses.  The Borrower agrees to pay or reimburse the Administrative Agent for its reasonable and documented out-of-pocket fees, costs and expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment and the other documents and agreements executed and delivered in connection herewith.

Section 6.  Effect; Ratification.

(a)                                 Except as expressly herein amended, the terms and conditions of the Credit Agreement and the other Loan Documents remain unchanged and continue to be in full force and effect.  The amendments contained herein shall be deemed to have prospective application only, unless otherwise specifically stated herein.  The Credit Agreement is hereby ratified and confirmed in all respects.  Each reference to the Credit Agreement in any of the Loan Documents (including the Credit Agreement) shall be deemed to be a reference to the Credit Agreement, as amended by this Amendment.  This Amendment is a Loan Document.

(b)                                 Nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents, or constitute a course of conduct or dealing among the parties.  The Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Loan Documents.

(c)                                  Nothing in this Amendment is intended, or shall be construed, to constitute a novation or an accord and satisfaction of any of the Obligations.

(d)                                 This Amendment constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

(e)                                  This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original, but all of which when taken together shall constitute a single instrument.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission or by email in Adobe “.pdf” format shall be effective as delivery of a manually executed counterpart hereof.

Section 7.  Commitment Increases.  Upon the effectiveness of this Amendment (a) the Borrower and each Lender acknowledge and agree that the amount of such Lender’s Revolving Commitment shall be the amount set forth for such Lender on Schedule 1.1.(B) as such Lender’s “Revolving Commitment Amount”, (b) each Lender agrees to make the payments required to be made by such Lender under Section 2.16. of the Credit Agreement, and (c) the respective Revolving Commitments of SunTrust Bank and Compass Bank (each an “Exiting Lender”) shall be terminated, and the Exiting Lenders shall cease to be Revolving Lenders under the Credit Agreement.

Section 8.  Joinder.  Upon the effectiveness of this Amendment, each Lender not party to the Credit Agreement prior to the effectiveness of this Amendment acknowledges and agrees that it shall have all of the rights and obligations of a Lender under the Credit Agreement and the other Loan Documents with respect to such Lender’s Commitment.

Section 9.  Agreements of New Lenders.  Each Lender not party to the Credit Agreement prior to the effectiveness of this Amendment (a) agrees that it will become a party to and shall be bound by the Credit Agreement, the other Loan Documents to which the other Lenders are a party on the Third Amendment Effective Date and, on and after the Third Amendment Effective Date, will perform in accordance therewith all of the obligations which are required to be performed by it as a Lender, and (b) makes and confirms to the Administrative Agent and the Lenders all of the acknowledgements, agreements, covenants and indemnifications by a Lender under Article XI of the Credit Agreement.

Section 10.  Further Assurances.  The Parent and the Borrower agree to, and to cause any other Loan Party to, take all further actions and execute such other documents and instruments as the Administrative Agent may from time to time reasonably request to carry out the transactions contemplated by this Amendment, the Loan Documents and all other agreements executed and delivered in connection herewith.

Section 11.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 12.  Benefits.  This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns.

Section 13.  Severability.  In case any provision of or obligation under this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 14.  Definitions.  All capitalized terms not otherwise defined herein are used herein with the respective definitions given them in the Credit Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CUBESMART, L.P.

By:	CubeSmart, its general partner

	By:	/s/ Jeffrey P. Foster
Name: Jeffrey P. Foster
Title: Senior Vice President, Chief Legal Officer
and Secretary

CUBESMART

	By:	/s/ Jeffrey P. Foster
Name: Jeffrey P. Foster
Title: Senior Vice President, Chief Legal Officer
and Secretary

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to Credit Agreement with CubeSmart, L.P.]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, an Issuing Bank, the Swingline Lender and as a Lender

By:	/s/ Sean Armah
Name: Sean Armah
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to Credit Agreement with CubeSmart, L.P.]

BANK OF AMERICA, N.A., as an Issuing Bank and as a Lender

By:	/s/ Cheryl Sneor
Name: Cheryl Sneor
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to Credit Agreement with CubeSmart, L.P.]

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Shari L. Reams-Henofer
Name: Shari L. Reams-Henofer
Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to Credit Agreement with CubeSmart, L.P.]

REGIONS BANK, as a Lender

By:	/s/ Paul E. Burgan
Name: Paul E. Burgan
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to Credit Agreement with CubeSmart, L.P.]

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Renee Lewis
Name: Renee Lewis
Title: SVP

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to Credit Agreement with CubeSmart, L.P.]

CITIZENS BANK N.A., as a Lender

By:	/s/ Kerri B. Colwell
Name: Kerri B. Colwell
Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to Credit Agreement with CubeSmart, L.P.]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Marguerite Sutton
Name: Marguerite Sutton
Title: Vice President

[Signatures Continued on Next Page]

 [Signature Page to Third Amendment to Credit Agreement with CubeSmart, L.P.]

BMO HARRIS FINANCING INC., as a Lender

By:	/s/ Aaron Lansko
Name: Aaron Lansko
Title: Managing Director

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to Credit Agreement with CubeSmart, L.P.]

BRANCH BANKING AND TRUST COMPANY, as a Lender

By:	/s/ James Davis
Name: James Davis
Title: Senior Vice President

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to Credit Agreement with CubeSmart, L.P.]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Rina Kansagra
Name: Rina Kansagra
Title: Authorized Signatory

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to Credit Agreement with CubeSmart, L.P.]

SUNTRUST BANK, as a Lender

By:	/s/ J. Todd Kurn
Name: J. Todd Kurn
Title: Vice President

[Signatures Continued on Next Page]

[Signature Page to Third Amendment to Credit Agreement with CubeSmart, L.P.]

BBVA COMPASS, as a Lender

By:	/s/ S. Kent Gorman
Name: S. Kent Gorman
Title: Senior Vice President

SCHEDULE 1.1(B)

Lender Commitments

Lender	Revolving Commitment Amount	Tranche A Term Loan Commitment Amount		Tranche B Term Loan Commitment Amount	Aggregate Commitment
Wells Fargo Bank, National Association	$68,000,000.00	$17,000,000.00		$37,000,000.00	$105,000,000.00
Bank of America, N.A.	$68,000,000.00	$14,000,000.00		$27,000,000.00	$95,000,000.00
PNC Bank, National Association	$58,000,000.00	$11,000,000.00		$21,000,000.00	$79,000,000.00
Regions Bank	$58,000,000.00	$11,000,000.00		$21,000,000.00	$79,000,000.00
U.S. Bank National Association	$58,000,000.00	$8,000,000.00		$16,000,000.00	$74,000,000.00
Citizens Bank N.A.	$50,000,000.00	$8,000,000.00		$16,000,000.00	$66,000,000.00
Barclays Bank PLC	$50,000,000.00	$0		$0	$50,000,000.00
BMO Harris Financing Inc.	$30,000,000.00	$6,000,000.00		$12,000,000.00	$42,000,000.00
Branch Banking and Trust Company	$30,000,000.00	$4,000,000.00		$8,500,000.00	$38,500,000.00
Royal Bank of Canada	$30,000,000.00	$4,000,000.00		$8,500,000.00	$38,500,000.00
SunTrust Bank	$0	$11,000,000.00		$21,000,000.00	$21,000,000.00
BBVA Compass	$0	$6,000,000.00		$12,000,000.00	$12,000,000.00
Total:	$500,000,000.00	$100,000,00.00	*	$200,000,000.00	$700,000,000.00

* As of the Third Amendment Effective Date, all Tranche A Term Loans have been paid in full and all Tranche A Term Loan Commitments have terminated.

EXHIBIT M

FORM OF DISBURSEMENT INSTRUCTION AGREEMENT

Borrower:  CUBESMART, L.P.

Administrative Agent:  Wells Fargo Bank, National Association

Loan:  Loan number 1006379 made pursuant to that certain “Credit Agreement” dated as of December 9, 2011 between Borrower, Administrative Agent and Lenders, as amended from time to time

Effective Date:                                , 2015

Check applicable box:

☐            New — This is the first Disbursement Instruction Agreement submitted in connection with the Loan.

☐            Replace Previous Agreement — This is a replacement Disbursement Instruction Agreement.  All prior instructions submitted in connection with this Loan are cancelled as of the Effective Date set forth above.

This Agreement must be signed by the Borrower and is used for the following purposes:

(1)         to designate an individual or individuals with authority to request disbursements of Loan proceeds, whether at the time of Loan closing/origination or thereafter; and

(2)         to provide Administrative Agent with specific instructions for wiring or transferring funds on Borrower’s behalf.

Any of the disbursements, wires or transfers described above are referred to herein as a “Disbursement.”

Specific dollar amounts for Disbursements must be provided to Administrative Agent at the time of the applicable Disbursement in the form of a signed closing statement, an email instruction or other written communication, or telephonic request pursuant to 2.3.(b) of the Credit Agreement (each, a “Disbursement Request”) from an applicable Authorized Representative (as defined in the Terms and Conditions attached to this Agreement).

A new Disbursement Instruction Agreement must be completed and signed by the Borrower if (i) all or any portion of a Disbursement is to be transferred to an account or an entity not described in this Agreement or (ii) Borrower wishes to add or remove any Authorized Representatives.

See the Additional Terms and Conditions attached hereto for additional information and for definitions of certain capitalized terms used in this Agreement.

Disbursements of Loan Proceeds Subsequent to Loan Closing/Origination

Subsequent Disbursement Authorizers:  Administrative Agent is authorized to accept one or more Disbursement Requests from any of the individuals named below (each, a “Subsequent Disbursement Authorizer”) to disburse Loan proceeds after the date of the Loan origination/closing and to initiate Disbursements in connection therewith (each, a “Subsequent Disbursement”):

	Individual’s Name	Title
1.
2.
3.

Describe Restrictions, if any, on the authority of the Subsequent Disbursement Authorizers (dollar amount limits, wire/deposit destinations, etc.):

DESCRIBE APPLICABLE RESTRICTIONS OR INDICATE “N/A”

If there are no restrictions described here, any Subsequent Disbursement Authorizer may submit a Disbursement Request for all available Loan proceeds.

Permitted Wire Transfers:  Disbursement Requests for Subsequent Disbursements to be made by wire transfer must specify the amount and applicable Receiving Party.  Each Receiving Party included in any such Disbursement Request must be listed below.  Administrative Agent is authorized to use the wire instructions that have been provided directly to Administrative Agent by the Receiving Party or Borrower and attached as the Subsequent Disbursement Exhibit. All wire instructions must be in the format specified on the Subsequent Disbursement Exhibit.

Names of Receiving Parties for Subsequent Disbursements (may include as many parties as needed; wire instructions for each Receiving Party must be attached as the Subsequent Disbursement Exhibit)
1.
2.
3.

Direct Deposit:  Disbursement Requests for Subsequent Disbursements to be deposited into an account at Wells Fargo Bank, N.A. must specify the amount and applicable account.  Each account included in any such Disbursement Request must be listed below.

Name on Deposit Account:

Wells Fargo Bank, N.A. Deposit Account Number:

Further Credit Information/Instructions:

Borrower acknowledges that all of the information in this Agreement is correct and agrees to the terms and conditions set forth herein and in the Additional Terms and Conditions on the following page.

CUBESMART, L.P.

By:	CubeSmart, its general partner

By:
Name: Jeffrey P. Foster
Title: Senior Vice President, Chief Legal Officer
and Secretary

CUBESMART

By:
Name: Jeffrey P. Foster
Title: Senior Vice President, Chief Legal Officer
and Secretary

Additional Terms and Conditions to the Disbursement Instruction Agreement

Definitions.  The following capitalized terms shall have the meanings set forth below:

“Authorized Representative” means any or all of the Closing Disbursement Authorizers and Subsequent Disbursement Authorizers, as applicable.

“Receiving Bank” means the financial institution where a Receiving Party maintains its account.

“Receiving Party” means the ultimate recipient of funds pursuant to a Disbursement Request.

Capitalized terms used in these Additional Terms and Conditions to Disbursement Instruction Agreement and not otherwise defined herein shall have the meanings given to such terms in the body of the Agreement.

Disbursement Requests. Except as expressly provided in the Credit Agreement, Administrative Agent must receive Disbursement Requests in writing.    Disbursement Requests will only be accepted from the applicable Authorized Representatives designated in the Disbursement Instruction Agreement. Disbursement Requests will be processed subject to satisfactory completion of Administrative Agent’s customer verification procedures. Administrative Agent is only responsible for making a good faith effort to execute each Disbursement Request and may use agents of its choice to execute Disbursement Requests.  Funds disbursed pursuant to a Disbursement Request may be transmitted directly to the Receiving Bank, or indirectly to the Receiving Bank through another bank, government agency, or other third party that Administrative Agent considers to be reasonable.  Administrative Agent will, in its sole discretion, determine the funds transfer system and the means by which each Disbursement will be made.  Administrative Agent may delay or refuse to accept a Disbursement Request if the Disbursement would: (i) violate the terms of this Agreement; (ii) require use of a bank unacceptable to Administrative Agent or Lenders or prohibited by government authority; (iii) cause Administrative Agent or Lenders to violate any Federal Reserve or other regulatory risk control program or guideline; or (iv) otherwise cause Administrative Agent or Lenders to violate any applicable law or regulation.

Limitation of Liability. Administrative Agent, Issuing Banks, Swingline Lender and Lenders shall not be liable to Borrower or any other parties for: (i) errors, acts or failures to act of others, including other entities, banks, communications carriers or clearinghouses, through which Borrower’s requested Disbursements may be made or information received or transmitted, and no such entity shall be deemed an agent of the Administrative Agent, any Issuing Bank, Swingline Lender or any Lender; (ii) any loss, liability or delay caused by fires, earthquakes, wars, civil disturbances, power surges or failures, acts of government, labor disputes, failures in communications networks, legal constraints or other events beyond Administrative Agent’s, any Issuing Banks’s, Swingline Lender’s or any Lender’s control; or (iii) any special, consequential, indirect or punitive damages, whether or not (A) any claim for these damages is based on tort or contract or (B) Administrative Agent, any Issuing Bank, Swingline Lender, any Lender or Borrower knew or should have known the likelihood of these damages in any situation.  Neither Administrative Agent, any Issuing Bank, Swingline Lender nor any Lender makes any representations or warranties other than those expressly made in this Agreement.  IN NO EVENT WILL ADMINISTRATIVE AGENT, ANY ISSUING BANK, SWINGLINE LENDER OR ANY LENDER BE LIABLE FOR DAMAGES ARISING DIRECTLY OR INDIRECTLY IF A DISBURSEMENT REQUEST IS EXECUTED BY ADMINISTRATIVE AGENT IN GOOD FAITH AN IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

Reliance on Information Provided. Administrative Agent is authorized to rely on the information provided by Borrower or any Authorized Representative in or in accordance with this Agreement when executing a Disbursement Request until Administrative Agent has received a new Agreement signed by Borrower.  Borrower agrees to be bound by any Disbursement Request: (i) authorized or transmitted by Borrower; or (ii) made in Borrower’s name and accepted by Administrative Agent in good faith and in compliance with this Agreement, even if not properly authorized by Borrower.  Administrative Agent may rely solely (i) on the account number of the Receiving Party, rather than the Receiving Party’s name, and (ii) on the bank routing number of the Receiving Bank, rather than the Receiving Bank’s name, in executing a Disbursement Request.  Administrative Agent is not obligated or required in any way to take any actions to detect errors in information provided by Borrower or an Authorized Representative.  If Administrative Agent takes any actions in an attempt to detect errors in the transmission or content of transfers or requests or takes any actions in an attempt to detect unauthorized Disbursement Requests, Borrower agrees that, no matter how many times Administrative Agent takes these actions, Administrative Agent will not in any situation be liable for failing to take or correctly perform these actions in the future, and such actions shall not become any part of the Disbursement procedures authorized herein, in the Loan Documents, or in any agreement between Administrative Agent and Borrower.

International Disbursements. A Disbursement Request expressed in US Dollars will be sent in US Dollars, even if the Receiving Party or Receiving Bank is located outside the United States. Administrative Agent will not execute Disbursement Requests expressed in foreign currency unless permitted by the Credit Agreement.

Errors. Borrower agrees to notify Administrative Agent of any errors in the Disbursement of any funds or of any unauthorized or improperly authorized Disbursement Requests within fourteen (14) days after Administrative Agent’s confirmation to Borrower of such Disbursement.

Finality of Disbursement Requests. Disbursement Requests will be final and will not be subject to stop payment or recall; provided that Administrative Agent may, at Borrower’s request, make an effort to effect a stop payment or recall but will incur no liability whatsoever for its failure or inability to do so.

SUBSEQUENT DISBURSEMENT EXHIBIT

WIRE INSTRUCTIONS

All wire instructions must contain the following information:

Transfer/Deposit Funds to (Receiving Party Account Name)

Receiving Party Deposit Account Number

Receiving Bank Name, City and State

Receiving Bank Routing (ABA) Number

Further identifying information, if applicable (title escrow number, borrower name, loan number, etc.)